================================================================================

                            SCHEDULE 14A INFORMATION
                                   (Rule 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2)

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Chemed Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                               Chemed Corporation
                   ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:_________________________________________________________

    (2)   Aggregate number of securities to which transaction applies:
          _________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-ll (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _________________________________________________________________

    (4)   Proposed maximum aggregate value of transaction:_________________

    (5)   Total fee paid:__________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid: _________________________________________

    (2)   Form, Schedule or Registration Statement No.:____________________

    (3)   Filing Party:____________________________________________________

    (4)   Date Filed: _____________________________________________________

===========================================================================

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2006

      The Annual Meeting of Stockholders of Chemed Corporation will be held at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, on Monday, May 15, 2006, at 11 a.m. for the following purposes:

      (1)   To elect directors;

      (2)   To approve and adopt the Company's 2006 Stock Incentive Plan;

      (3) To approve an amendment to the Company's Certificate of Incorporation, as amended, increasing the number of authorized shares of Capital Stock from 40,000,000 to 80,000,000 shares;

      (4) To ratify the selection of independent accountants by the Audit Committee of the Board of Directors; and

      (5) To transact such other business as may properly be brought before the meeting.

      Stockholders of record at the close of business on March 31, 2006, are entitled to notice of, and to vote at, the meeting.

      IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE, OR VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE PROXY CARD. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                                       Naomi C. Dallob
                                                       Secretary

April 11, 2006

                                      LOGO

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Chemed Corporation (the "Company" or "Chemed") of proxies to be used at the Annual Meeting of Stockholders ("Annual Meeting") of the Company to be held on May 15, 2006, and any adjournments thereof. The Company's mailing address is 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 11, 2006. Each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the meeting by providing notice to the Secretary.

      Only stockholders of record as of the close of business on March 31, 2006, will be entitled to vote at the Annual Meeting or any adjournments thereof. On such date, the Company had outstanding ____________ shares of capital stock, par value $1 per share ("Capital Stock"), entitled to one vote per share.

                              ELECTION OF DIRECTORS

      Thirteen directors are to be elected at the Annual Meeting to serve until the following annual meeting of stockholders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during the past five years and other pertinent information.

      Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld or stricken will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The affirmative vote of a plurality of the votes cast will be necessary to elect each of the nominees for director.

                                    NOMINEES

EDWARD L. HUTTON               Mr. Hutton is Chairman of the Board of the Company and has held this position since
Director since 1970            May 2004.  In May 2004, the Company amended its By-Laws to create the non-executive
Age: 86                        position of Chairman of the Board.  Prior to May 2004, Mr. Hutton served in an executive position as Chairman of the Company from November 1993.  Previously, from
                               1970 to May 2001, he also served the Company as Chief Executive Officer, and from
                               1970 to November 1993, he served the Company as President. Mr. Hutton is also the
                               Chairman of the Board of Directors of Omnicare, Inc., Covington, Kentucky
                               (healthcare products and services), (hereinafter "Omnicare"). Mr. Hutton is a director of Omnicare. Mr. Hutton is the father of Thomas C. Hutton, a Vice President and a director of the Company.

KEVIN J. MCNAMARA              Mr. McNamara is President and Chief Executive Officer of the Company and has held
Director since 1987            these positions since August 1994 and May 2001, respectively. Previously, he served
Age: 52                        as Executive Vice President, Secretary and General Counsel from November 1993,
                               August 1986 and August 1986, respectively, to August 1994.

DONALD BREEN, JR.              Mr. Breen is President of Castle Hill Ventures, LLC., Cincinnati, Ohio (management
Director since May 2004        consulting and investments) and has held this position since September 2005.
Age: 53                        Previously he was Senior Vice President of John Morrell & Co., Cincinnati, Ohio
                               (producer of fresh foods) from 1992 until September 2005.

CHARLES H. ERHART, JR.         Mr. Erhart retired as President of W. R. Grace and Co. (hereinafter "Grace"),
Director since 1970            Columbia, Maryland (international specialty chemicals, construction and packaging)
Age: 80                        in August 1990, having held that position since July 1989. Previously, he was
                               Chairman of the Executive Committee of Grace and held that position from November
                               1986 to July 1989. He is a director of Omnicare.

JOEL F. GEMUNDER               Mr. Gemunder is President and Chief Executive Officer of Omnicare and has held these
Director since 1977            positions since May 1981 and May 2001, respectively. He is also a director of
Age: 66                        Omnicare and Ultratech Stepper, Inc.

PATRICK P. GRACE               Mr. Grace is President of MLP Capital, Inc., an investment holding company which
Director since 1996            has held several real estate and mining interests in the southeastern United
Age: 50                        States.  He has held that position since March 1996.  From January 2002 to August
                               2002, he was also President and Chief Executive Officer of Kingdom Group, LLC
                               ("Kingdom"), New York, New York (a provider of turnkey compressed natural gas fueling systems), which filed for bankruptcy in November 2002. Previously, he was
                               President of Kingdom, from December 2000 to January 2002, and he was Executive
                               Vice President of Kingdom from August 1999 to December 2000. From December 1997 to
                               January 31, 1999, Mr. Grace was also Chief Operating and Financial Officer of C3
                               Communications, Inc., San Francisco, California, a unit of Level 3 Communications
                               (interactive marketing).

THOMAS C. HUTTON               Mr. Hutton is a Vice President of the Company and has held this position since
Director since 1985            February 1988. He is a son of Edward L. Hutton, Chairman of the Board and a director
Age: 55                        of the Company.

WALTER L. KREBS                Mr. Krebs retired as Senior Vice President-Finance, Chief Financial Officer and
Director from May 1989         Treasurer of Service America Systems, Inc., a former wholly-owned subsidiary of the
to April 1991,                 Company ("Service America"), in July 1999, having held the position since October
May 1995 to May 2003           1997.  Previously, he was a Director - Financial Services of DiverseyLever, Inc.
and since May 2005             (formerly known as Diversey Corporation), Detroit, Michigan (specialty chemicals)
Age: 73                        ("Diversey") from April 1991 to April 1996. Previously, from January 1990 to April
                               1991, he was a Senior Vice President and the Chief Financial Officer of the
                               Company's then-wholly-owned subsidiary, DuBois Chemicals, Inc. ("DuBois").

SANDRA E. LANEY                Ms. Laney is Chairman and CEO of Cadre Computer Resources Co., Cincinnati, Ohio
Director since 1986            (information security) and has held this position since August 31, 2001.  Ms. Laney
Age: 62                        retired as an Executive Vice President and the Chief Administrative Officer of the
                               Company on March 1, 2003, having held these positions since May 2001 and May 1991, respectively. Previously, from November 1993 until May 2001, she held the position of Senior Vice President of the Company. She is a director of Omnicare.

TIMOTHY S. O'TOOLE             Mr. O'Toole is an Executive Vice President of the Company and has held this position
Director since 1991            since May 1992.  He is Chief Executive Officer of Vitas Healthcare Corporation
Age: 50                        ("Vitas"), a wholly owned subsidiary of the Company, and has held this position since February 2004.  Previously, from May 1992 to February 2004, he also served the
                               Company as Treasurer.

DONALD E. SAUNDERS             Mr. Saunders is Markley Visiting Professor at the Farmer School of Business
Director from May 1981 to      Administration, Miami University, Oxford, Ohio, and has held this position since
May 1982, May 1983 to          August 2001. Mr. Saunders retired as President of DuBois, then a division of
May 1987 and since May 1998    DiverseyLever, Inc., Detroit, Michigan (specialty chemicals), in October 2000,
Age: 62                        having held that position since November 1993.

GEORGE J. WALSH III            Mr. Walsh is a partner with the law firm of Thompson Hine LLP, New York, New York,
Director since 1995            and has held this position since January 1979.
Age: 60

FRANK E. WOOD                  Mr. Wood is President and Chief Executive Officer of Secret Communications, LLC,
Director since                 Cincinnati, Ohio (owner and operator of radio stations) and has held this position
May 2002                       since 1994. He is also a co-founder and principal of The Darwin Group, Cincinnati,
Age: 63                        Ohio (venture capital firm specializing in second-stage investments) and has held this position since 1998. Since 2000, he has also served as Chairman of 8e6
                               Technologies Corporation, Orange, California (developer of Internet filtering software).

DIRECTORS EMERITI

      In May 1983, the Board of Directors adopted a policy of conferring the honorary designation of Director Emeritus upon former directors who have made valuable contributions to the Company and whose continued advice is believed to be of value to the Board of Directors. Under this policy, each Director Emeritus is furnished with a copy of all agendas and other materials furnished to members of the Board of Directors generally and is invited to attend all meetings of the Board; however, a Director Emeritus is not entitled to vote on any matters presented to the Board. A Director Emeritus is paid an annual fee of $18,000, and for each meeting attended, a Director Emeritus is paid $500.

      Mr. John M. Mount, who served as a Director of the Company from 1986 - 1991 and from 1994 - 2003, was designated Director Emeritus in May 2005. It is anticipated that at the annual meeting of the Board of Directors, Mr. Mount will again be designated as a Director Emeritus.

COMPENSATION OF DIRECTORS

      Effective May 16, 2005, each member of the Board of Directors who is not an employee of the Company is paid an annual fee of $18,000 and a fee of $3,000 for each meeting attended. Each member of the Nominating Committee of the Board is paid an additional annual fee of $7,000. Each member of the Audit Committee of the Board is paid an additional annual fee of $10,000, and each member of the Compensation/Incentive Committee of the Board (other than its chairman) is paid an additional annual fee of $3,500. A Committee member, other than Nominating Committee members who receive no meeting fees, is paid $1,000 for each meeting of a Committee he attended unless the Committee met on the same day as the Board of Directors met, in which event, the Committee member is paid $500 for his attendance at the Committee meeting. Mr. Edward Hutton, who served in the non-executive position of Chairman of the Board during 2005, received $325,000 in salary, a $56,000 premium payment under a split dollar insurance policy, $88,162 allocated to his account under the Company's Retirement Plan and ESOP, a $3,384 premium payment for term life insurance, and $16,228 in the form of an unrestricted stock award of 400 shares of Capital Stock. Mr. Hutton does not receive any additional amounts in his capacity as a director of the Company.

      The chairmen of certain Committees of the Board of Directors are paid an annual fee in addition to the attendance fees referred to above. The chairman of the Audit Committee is paid at the rate of $10,000 per annum, and the chairman of the Compensation/Incentive Committee is paid at the rate of $5,250 per annum. In addition, each member of the Board of Directors and of a Committee is reimbursed for his reasonable travel expenses incurred in connection with such meetings.

      In addition, in May 2005, each member of the Board of Directors (other than those serving on the Compensation/Incentive Committee) was granted an unrestricted stock award covering 400 shares of Capital Stock under the Company's 2004 Stock Incentive Plan. Those directors who are members of the Compensation/Incentive Committee were paid the cash equivalent of the 400-share stock award or $16,298.

      The Company has a deferred compensation plan for nonemployee directors under which certain directors who are not employees of the Company or of a subsidiary of the Company participate. Under the plan, which is not a tax-qualified plan, an account is established for each participant to which amounts are credited quarterly at the rate of $4,000 per annum. Amounts credited to these accounts are used to purchase shares of Capital Stock, and all dividends received on such shares are reinvested in such Capital Stock. Each participant is entitled to receive the balance in his account within 90 days following the date he ceases to serve as a director. Directors may participate in the Company's health insurance plans by paying rates offered to former employees under COBRA.

      Directors may also elect to defer receipt of their directors' fees under the Company's Excess Benefit Plan.

COMMITTEES AND MEETINGS OF THE BOARD

      The Company has the following Committees of the Board of Directors: Audit Committee, Nominating Committee and Compensation/Incentive Committee.

      The Audit Committee (a) is directly responsible for the appointment, compensation, and oversight of a firm of independent accountants to audit the Company and its consolidated subsidiaries, (b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements, (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other non-audit services regarding the Company's accounting, financial reporting and internal control systems and (d) confers quarterly with senior management, internal audit staff, and the independent accountants to review quarterly financial results. The Audit Committee consists of Messrs. Erhart, Grace, Krebs and Saunders. The Board of Directors has determined that Mr. Saunders qualifies as an "audit committee financial expert" within the meaning of the applicable SEC regulations. The Audit Committee met on eight occasions during 2005.

      The Compensation/Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end contributions by the Company under the Chemed/Roto-Rooter Savings and Retirement Plan ("Retirement Plan"). In addition, the Compensation/Incentive Committee administers the Company's (a) 2002 Executive Long-Term Incentive Plan, (b) eight Stock Incentive Plans and the 1999 Long-Term Employee Incentive Plan and (c) grants of stock options and stock awards to key employees of the Company. The Compensation/Incentive Committee consists of Messrs. Erhart, Breen and Wood. The Compensation/Incentive Committee met on six occasions during 2005. A copy of the Compensation/Incentive Committee Charter is available on the Company's Web site, www.chemed.com.

      The Nominating Committee (a) recommends to the Board of Directors the candidates for election to the Board at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board to fill vacancies on the Board, (c) considers candidates submitted by directors, officers, employees, stockholders and others and (d) performs such other functions as may be assigned by the Board. The Nominating Committee consists of Messrs. Erhart, Gemunder and Grace. Each member of the Nominating Committee is independent as defined under the listing standards of the New York Stock Exchange. The Nominating Committee met once during 2005. In identifying and evaluating nominees for director, the Nominating Committee considers candidates with a wide variety of academic backgrounds and professional and business experiences. After reviewing written statements of the candidates' backgrounds and qualifications, the Nominating Committee arranges for personal interviews with those candidates that it believes merit further consideration. Once it has completed this process, the Nominating Committee makes its final recommendations to the Board. Stockholders wishing to submit a candidate for election to the Board should submit the name of such candidate and a supporting statement to the Company's Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726. The Nominating Committee has a charter and a current copy is available on the Company's Web site, www.chemed.com.

      The Board of Directors has five scheduled meetings a year, at which it reviews and discusses reports by management on the performance of the Company and its operating subsidiaries, its plans and properties, as well as immediate issues facing the Company. The Board meets during each of its meetings in executive session, without employees or management directors present. Such sessions are presided over by various independent directors.

      During 2005, there were five meetings of the Board of Directors, and each director attended 100 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all Committees of the Board of Directors on which he or she served that were held during the period for which he or she was a director or member of any such Committee. While the Company does not have a formal policy with regard to Board members' attendance at the Annual Meeting, all members of the Board are encouraged to attend. Thirteen members of the Board attended last year's Annual Meeting held on May 16, 2005.

      The Board and the Nominating Committee of the Board undertook an annual review of director independence. During this review, the Board and the Nominating Committee considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the caption "Certain Relationships and Related Transactions" below. The Board and the Nominating Committee also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the New York Stock Exchange corporate governance standards.

      As a result of this review, the Board and the Nominating Committee have affirmatively determined that, under the New York Stock Exchange listing standards, the following directors and nominees for director, constituting a majority of the individuals nominated for election as directors at the Annual Meeting, are independent of the Company and its management: Messrs. Breen, Erhart, Gemunder, Grace, Krebs, Saunders, Walsh and Wood.

      The Board of Directors has adopted Corporate Governance Principles and Policies on Business Ethics which along with the charters of the Audit, Compensation/Incentive and Nominating Committees are available on the Company's Web site under Corporate Governance - Governance Documents (www.chemed.com) and a printed copy may be obtained from the Company's Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.

      Stockholders wishing to communicate with members of the Board should send such communications to the Company's Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio, 45202-4726. The Secretary will forward these communications to the members of the Board and, if applicable, to specified individual directors.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION/INCENTIVE COMMITTEE ON EXECUTIVE COMPENSATION

      The Company believes that executive compensation must align executive officers' interests with those of the Company's stockholders and that such interests are served by having compensation directly and materially linked to financial and operating performance criteria which, when successfully achieved, will enhance stockholder value.

      The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options, stock awards and awards under the 2002 Executive Long-Term Incentive Plan ("LTIP"), along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

      The executive compensation program is administered by the Compensation/Incentive Committee of the Board of Directors. The membership of the Compensation/Incentive Committee is comprised of three outside directors (i.e., nonemployees of the Company). The Compensation/Incentive Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company. The recommendations of the Compensation/Incentive Committee on such matters must be approved by the full Board of Directors. The Compensation/Incentive Committee also administers the Company's stock incentive plans, under which it reviews and approves grants of stock options and stock awards, and the Company's LTIP. The Compensation/Incentive Committee also has retained the services of compensation consultants, Compensation Strategies, Inc.

      The Compensation/Incentive Committee may use its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant.

      Following is a discussion of the components of the executive officer compensation program.

      In determining base salary levels for the Company's executive officers, the Compensation/Incentive Committee takes into account the magnitude of responsibility of the position, individual experience and performance and specific issues particular to the Company. In general, base salaries are set at levels believed by this Compensation/Incentive Committee to be sufficient to attract and retain qualified executives when considered along with the other components of the Company's compensation structure.

      The Compensation/Incentive Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to those executives who achieve their business units' and the Company's annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other nonfinancial measures of performance relate to organizational development, product or service expansion and strategic positioning of the Company's assets.

      Individual performance is also taken into account in determining individual bonuses. It is the Company's belief that bonuses as a percentage of a senior executive's salary should be sufficiently high so as to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company in 2005 ranged from 25 to 165 percent of base salary.

      The Long-Term Incentive Plan and stock option and stock award programs form the basis of the Company's incentive plans for executive officers and key managers. The objective of these plans has been to align executive and long-term-stockholder interests by creating a strong and direct link between executive pay and stockholder return.

      Stock options have customarily been granted annually and have been generally regarded as the primary incentive for long-term performance. The Committee considers each grantee's current option holdings in making grants. Both the amounts of stock awards and proportion of stock options have increased as a function of higher salary and position of responsibility within the Company. In May 2002, the stockholders of the Company approved the adoption of the LTIP covering officers and key employees of the Company. The LTIP is administered by the Compensation/Incentive Committee of the Board of Directors and was adopted to replace the restricted stock program, which was terminated at the end of 2001. In August 2002, the Compensation/Incentive Committee established guidelines which covered the granting of compensation awards based on two independent elements: 1) a totally discretionary award based on operating performance of the Company covering a period greater than one year and less than four years and 2) an award based on the attainment of a target stock price of $25 per share during 10 consecutive trading days prior to the fourth anniversary of the plan. In June 2004, the Compensation/Incentive Committee established new guidelines covering LTIP awards. These guidelines are disclosed under the caption "Long Term Incentive Plan." Based on this criteria during 2005 the Compensation/Incentive Committee approved a payout under the LTIP in the aggregate amount of $4,813,000.

      The Compensation/Incentive Committee has considered, and is continuing to review, the qualifying compensation regulations issued by the Internal Revenue Service in December 1993. Generally, the Committee structures compensation arrangements to achieve deductibility under the tax regulations, except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

      During 2005, the base salary of Mr. K. J. McNamara, President and Chief Executive Officer of the Company, was $600,000. His bonus in respect of 2005 services was $990,000 and a restricted stock award of 8,000 shares, vesting in full on February 8, 2010. Factors considered in establishing the compensation levels in 2005 for Mr. McNamara were the 55.2% increase in net income, excluding special items, the 48% increase in the price of Capital Stock, and an increase of over 50% in earnings per share, excluding special items. The Compensation/Incentive Committee believes that Mr. McNamara's base salary, LTIP awards, 2005 bonus and stock options granted are consistent with his performance as measured by these factors and the other criteria discussed above.

         Compensation/Incentive Committee
         Charles H. Erhart, Jr., Chairman
         Donald Breen, Jr.
         Frank E. Wood

SUMMARY COMPENSATION TABLE

      The following table shows the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the past three years for all services rendered in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                        ANNUAL COMPENSATION        LONG TERM COMPENSATION
                        -------------------  -----------------------------------
                                                     AWARDS (2)         PAYOUTS
                                             ------------------------  ----------
                                                         SECURITIES
                                             RESTRICTED  UNDERLYING
NAME AND                                       STOCK       CHEMED        LTIP        ALL OTHER
PRINCIPAL                 SALARY    BONUS    AWARDS (#)     STOCK      PAYOUTS     COMPENSATION
POSITION           YEAR     ($)      ($)         (1)      OPTIONS (#)     ($)            ($)
-----------------  ----  --------  --------  ----------  ------------  ----------  ------------
K. J. McNamara     2005  $600,000  $990,000       8,000        70,000  $1,016,547  $    576,284 (3)
President and      2004   417,600   500,000       8,000       100,000   3,097,609       538,936
CEO                2003   406,975   260,575         -0-        80,000         -0-       105,889

T. S. O'Toole      2005   430,000   300,000       3,250        20,000     589,337       387,164 (4)
Executive          2004   360,516   225,000         -0-        90,000   1,189,024       240,140
Vice President     2003   232,017    92,097         -0-        40,000         -0-        54,517

S. S. Lee          2005   255,802   200,000         -0-        17,000     317,893       176,726 (5)
Executive          2004   247,507   145,000         -0-        34,000     381,802       123,858
Vice President     2003   238,921   109,230         -0-        30,000         -0-        59,663

D. P. Williams     2005   280,000   250,000       3,250        25,000     479,965       239,369 (6)
Vice President     2004   217,025   155,000         -0-        50,000     548,411       111,721
and CFO            2003   175,430    62,000         -0-        20,000         -0-        39,721

A. V. Tucker, Jr.  2005   162,000   102,000       1,500        15,000     288,236       134,244 (7)
Vice President     2004   145,000    70,000         -0-        30,000     315,199        66,170
and Controller     2003   141,333    54,390         -0-        16,000         -0-        27,703

                     SUMMARY COMPENSATION TABLE (CONTINUED)
--------
(1) The number and value of the aggregate restricted shares of Capital Stock held by the named executives at December 31, 2005 were as follows: K.J. McNamara - 18,400 shares, $914,112; T.S. O'Toole - 6,000 shares, $298,080;
      S.S. Lee - 4,000 shares, $198,720; D.P. Williams - 5,000 shares, $248,400:
      and A.V. Tucker, Jr. - 3,000 shares, $149,040. Except for Mr. McNamara, the restricted shares reflect a one time grant in 2004 under the LTIP and vest in full on December 31, 2007. Recipients receive dividends on the awarded shares and are entitled to vote them, whether or not vested. The number of restricted shares for Mr. McNamara also reflects a grant of 8,000 shares which vest in full on February 18, 2009.

(2) Number of shares reflects 2-for-1 stock split in the form of a 100% stock dividend paid on May 11, 2005.

(3) Includes the following amounts: $529,893 allocated to Mr. McNamara's account under the Retirement Plan and Employee Stock Ownership Plans ("ESOP") with respect to 2005; a $3,807 premium payment for term insurance; a $26,356 accrual in the Company's Supplemental Pension and Life Insurance Plan; and $16,228 in the form of an unrestricted stock award of 400 shares of Capital Stock.

(4) Includes the following amounts: $307,861 allocated to Mr. O'Toole's account under the Retirement Plan and ESOP with respect to 2005; a $3,857 premium payment for term insurance; a $23,218 accrual in the Company's Supplemental Pension and Life Insurance Plan; $16,228 in the form of an unrestricted stock award of 400 shares of Capital Stock; and $36,000 for a housing allowance.

(5) Includes the following amounts: $155,787 allocated to Mr. Lee's account under the Retirement Plan, ESOP and Roto-Rooter's Deferred Compensation Plan and Retirement Plan with respect to 2005; a $1,944 premium payment for term insurance; a $3,515 premium payment for supplemental life insurance; and a $15,480 accrual in the Company's Supplemental Pension and Life Insurance Plan.

(6) Includes the following amounts: $224,026 allocated to Mr. Williams' account under the Retirement Plan and ESOP with respect to 2005; a $3,158 premium payment for term insurance; and a $12,185 accrual in the Company's Supplemental Pension and Life Insurance Plan;

(7) Includes the following amounts: $123,524 allocated to Mr. Tucker's account under the Retirement Plan and ESOP with respect to 2005; a $2,217 premium payment for term insurance; a $750 premium payment for supplemental life insurance; and a $7,753 accrual in the Company's Supplemental Pension and Life Insurance Plan.

STOCK OPTIONS

      The table below shows information concerning Chemed stock options granted in 2005 to the named executives in the Summary Compensation Table.

                       CHEMED STOCK OPTION GRANTS IN 2005

                                                                    POTENTIAL REALIZABLE
                                                                            VALUE
                                                                      AT ASSUMED ANNUAL
                                                                       RATES OF STOCK
                                                                     PRICE APPRECIATION
                                INDIVIDUAL GRANTS                      FOR OPTION TERM
-----------------------------------------------------------------  -----------------------
                                   % OF
                    NUMBER OF     TOTAL
                   SECURITIES    OPTIONS
                   UNDERLYING    GRANTED
                     OPTIONS        TO     EXERCISE
                     GRANTED    EMPLOYEES    PRICE    EXPIRATION
        NAME       (#) (1) (2)   IN 2005   ($/SHARE)      DATE       5% ($)       10% ($)
-----------------  -----------  ---------  ---------  -----------  ----------  -----------
K. J. McNamara        70,000         20.2% $   38.13   3/11/2015   $1,678,583  $ 4,253,858
T. S. O'Toole         20,000          5.8      38.13   3/11/2015      479,595    1,215,388
S. S. Lee             17,000          4.9      38.13   3/11/2015      407,656    1,033,080
D. P. Williams        25,000          7.2      38.13   3/11/2015      599,494    1,519,235
A. V. Tucker, Jr.     15,000          4.3      38.13   3/11/2015      359,696      911,541

--------
(1) These options which were granted on March 11, 2005, provide for the purchase price of option shares equal to the fair market value of Capital Stock on that date; are transferable by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto; and became exercisable in full on June 11, 2005.

(2) Number of shares underlying options granted reflect the 2-for-1 stock split in the form of a 100% stock dividend paid on May 11, 2005.

      The table below shows information concerning Chemed stock options exercised during 2005 and the year-end number and value of unexercised Chemed stock options held by the executive officers named in the Summary Compensation Table.

                                    AGGREGATED CHEMED STOCK OPTION EXERCISES IN
                                       2005 AND YEAR-END STOCK OPTION VALUES
                   ------------------------------------------------------------------------------------
                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                               OPTIONS AT 12/31/05 (#)         AT 12/31/05 ($)
                                            --------------------------  -------------------------------
                     NUMBER OF
                      SHARES       VALUE
                    ACQUIRED ON  REALIZED
       NAME        EXERCISE (#)     ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
-----------------  ------------ ----------  -----------  -------------  -----------  ------------------
K. J. McNamara        117,000   $3,149,850    283,400          -0-      $ 7,178,236       -0-
T. S. O'Toole         173,000    4,061,850    110,000          -0-        2,737,600       -0-
S. S. Lee              12,000      219,120    163,000          -0-        4,718,970       -0-
D. P. Williams         45,000    1,016,080    113,000          -0-        2,876,370       -0-
A. V. Tucker, Jr.      48,000    1,260,624    115,000          -0-        3,250,190       -0-

LONG TERM INCENTIVE PLAN

      The table below shows information concerning LTIP awards granted to the named executives in the Summary Compensation Table during 2005. All the awards granted in 2005 were in the form of unrestricted shares of Capital Stock.

      LONG-TERM INCENTIVE PLAN
    - AWARDS IN LAST FISCAL YEAR
-----------------------------------
                   NUMBER OF
                    SHARES OF
                  CAPITAL STOCK (#)
                  -----------------
K.J. McNamara         22,400
T.S. O'Toole          12,950
S.S. Lee               7,050
D.P. Williams         10,575
A.V. Tucker, Jr.       6,350

            During June 2004, the CIC approved guidelines covering the establishment of a pool of 250,000 capital shares ("2004 LTIP Pool") to be distributed to eligible members of management upon attainment of the following hurdles during the period January 1, 2004 through December 31, 2007. The number of shares and the stock price information discussed below reflect a 2-for-1 stock split in the form of a 100% stock dividend paid on May 11, 2005.

            - 88,000 shares will be awarded if Chemed's cumulative pro forma adjusted EBITDA (including the results of Vitas beginning on January 1, 2004) reaches $365 million within the four-year period.

            - 88,000 shares will be awarded if Chemed's stock price reaches the following hurdles during any 30 trading days out of any 60 trading day period during the four-year period:

                  -     22,000 shares for a stock price of $35.00

                  -     an additional 33,000 shares for a stock price of $38.75

                  -     an additional 33,000 shares for a stock price of $42.50

            - 44,000 shares represent a retention element, subject to a four-year, time based vesting.

            -     30,000 shares may be awarded at the discretion of the CIC.

      During 2005, the Company's stock price reached the following three stock price hurdles: $70.00 ($35.00 post-stock split); $77.50 ($38.75 post-stock split) and $85.00 ($42.50 post-stock split). On March 11, 2005, July 11, 2005 and December 2, 2005, the Compensation/Incentive Committee awarded 25,000 shares, 37,500 shares and 43,500 shares, respectively, to key employees of management.

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with Messrs. McNamara, O'Toole, Lee, Williams and Tucker. Mr. McNamara's employment agreement provides for his continued employment as President and Chief Executive Officer of the Company through May 3, 2008, subject to earlier termination under certain circumstances, at a base salary of $417,600 per annum or such higher amount as the Board of Directors may determine, as well as participation in incentive compensation plans, stock incentive plans and other benefit plans. In the event of termination without cause, the agreement provides that for the balance of the term of the agreement, Mr. McNamara will receive severance payments equal to 150 percent of his then-current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year, and the fair market value of all stock awards which would have vested during the 12 months prior to termination notwithstanding that such shares vested on an accelerated basis effective January 1, 2002. In addition, such severance payments will be reduced by the amount of any earned income received by Mr. McNamara from any other source for any period such severance payments are payable. Messrs. O'Toole,

Lee, Williams and Tucker have employment agreements which provide for their continued employment as senior executives of the Company through May 3, 2007, May 21, 2006, May 21, 2006 and May 21, 2006, respectively, and are identical in all material respects to that of Mr. McNamara, except their respective agreements provide for a base salary of $240,800, $238,921, $171,990 and $140,600 per annum or such higher amounts as the Board of Directors may determine.

EXECUTIVE STOCK OWNERSHIP PLAN

      Pursuant to the Company's Executive Stock Ownership Plan, during 2005, Mr. McNamara had the following aggregate amount of indebtedness outstanding (principal and interest), - $494,589. As of February 22, 2006, the aggregate amount of indebtedness outstanding for Mr. McNamara was $0.

                              CERTAIN TRANSACTIONS

      In connection with the August 2001 sale of the assets of the Company's former subsidiary, Cadre Computer Resources, Inc. ("Cadre"), to a corporation, Cadre Computer Resources Co. ("Cadre Computer"), owned by certain officers and the current employees of Cadre in August 2001, the Company loaned Cadre Computer $518,000. At December 31, 2005, the aggregate amount of indebtedness outstanding was $220,606. Messrs. McNamara and E. L. Hutton and Ms. Laney are unpaid directors of Cadre Computer. Ms. Laney, who is Chairman and CEO of Cadre Computer, also has a 51% ownership interest in Cadre Computer.

      In October 2004, Vitas entered into a pharmacy services agreement ("Agreement") with Omnicare whereby Omnicare will provide specified pharmacy services for Vitas and its hospice patients in geographical areas served by both Vitas and Omnicare. The Agreement has an initial term of three years that renews automatically thereafter for one-year terms. Either party may cancel the Agreement at the end of any term by giving written notice at least 90 days prior to the end of said term. During 2005, Vitas made purchases of $16.2 million from Omnicare under the Agreement.

      Mr. E. L. Hutton is non-executive Chairman and a director of the Company and Omnicare. Mr. Gemunder is a director of the Company and President and Chief Executive Officer of Omnicare and Ms. Laney and Mr. Erhart are directors of the Company and Omnicare.

      Mr. Walsh is a partner in the New York office of the law firm of Thompson Hine LLP. During 2005, the Dayton, Ohio office of Thompson Hine LLP provided legal services to the Company for which the Company paid $35,716.

      Mr. O'Toole's brother-in-law, Thad Jaracz, is employed by Vitas as a Senior Director - Corporate Services. During 2005 Mr. Jaracz received $111,636 in salary and $25,000 as a bonus for services rendered in 2005. He also received 1,200 shares of restricted Capital Stock. Mr. Jaracz also participates in the Vitas employee benefit plans. Mr. O'Toole's brother-in-law Robert Meyrose was hired as Manager IT Field Service Performance of Vitas on January 17, 2006. His annual rate of pay is $85,000. Mr. Meyrose also participates in the Vitas employee benefit plans.

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the yearly percentage change in the Company's cumulative total stockholder return on Capital Stock (as measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the period December 31, 2000, to December 31, 2005, assuming dividend reinvestment, and (B) the difference between the Company's share price at December 31, 2000, and December 31, 2005; by (ii) the share price at December 31, 2000) with the cumulative total return, assuming reinvestment of dividends, of the (1) S&P 500 Stock Index and (2) Dow Jones Industrial Diversified Index.

                               CHEMED CORPORATION
                     CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 2005

                                  [LINE GRAPH]

         DECEMBER 31               2000    2001    2002    2003    2004    2005
--------------------------------  ------  ------  ------  ------  ------  ------
Chemed Corporation                100.00  102.19  107.89  142.55  209.35  311.74
S&P 500                           100.00   88.11   68.64   88.33   97.94  102.75
Dow Jones Industrial Diversified  100.00   89.90   58.38   78.97   94.12   91.66

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of December 31, 2005, with respect to the only person who is known to be the beneficial owner of more than 5 percent of Capital Stock:

     NAME AND ADDRESS       AMOUNT AND NATURE OF  PERCENT OF
 OF BENEFICIAL OWNER (1)   BENEFICIAL OWNERSHIP   CLASS (2)
-------------------------  ---------------------  ----------
Mario J. Gabelli,           1,831,603 shares (1)         6.6%
Marc J. Gabelli, and
various related entities.
One Corporate Center
Rye, NY 10580

--------
(1) Sole voting power, 1,682,003 shares; sole dispositive power, 1,831,603 shares.

(2) For purposes of calculating Percent of Class, all shares subject to stock options which were exercisable within 60 days of December 31, 2005, were assumed to have been issued.

      The following table sets forth information as of December 31, 2005, with respect to Capital Stock beneficially owned by all nominees and directors of the Company, the executive officers named in the Summary Compensation Table and the Company's directors and executive officers as a group:

                          AMOUNT AND NATURE OF     PERCENT OF
         NAME           BENEFICIAL OWNERSHIP (1)    CLASS (2)
----------------------  -------------------------  ----------
Edward L. Hutton            81,910    Direct
                            97,000    Option
                            22,162    Trustee

Kevin J. McNamara          186,386    Direct
                           283,400    Option           1%
                                      Trustee (3)

Donald Breen                 4,000    Direct

Charles H. Erhart, Jr.      20,000    Direct

Joel F. Gemunder            11,476    Direct

Patrick P. Grace             2,600    Direct

                          AMOUNT AND NATURE OF     PERCENT OF
        NAME             BENEFICIAL OWNERSHIP (1)   CLASS (2)
-----------------------  ------------------------  ----------
Thomas C. Hutton            85,484    Direct
                            47,000    Option
                            22,662    Trustee (3)

Walter L. Krebs             11,748    Direct

Sandra E. Laney            120,279    Direct
                            86,000    Option
                            22,162    Trustee (3)

Spencer S. Lee              24,743    Direct
                           163,000    Option

Timothy S. O'Toole          49,993    Direct
                           110,000    Option

Donald E. Saunders           4,928    Direct

Arthur V. Tucker, Jr.       31,678    Direct
                           101,000    Option

George J. Walsh III          7,450    Direct

David P. Williams           52,177    Direct
                           113,000    Option

Frank E. Wood                  400    Direct

Directors and Executive    695,252    Direct              2.5%
Officers as a Group      1,000,400    Option              3.6%
(16 persons)               144,138    Trustee (4)

FOOTNOTES TO STOCK OWNERSHIP TABLE

------
(1) Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Capital Stock allocated as of December 31, 2005, to the account of each named person or member of the group under the Company's Retirement Plan and under the Company's ESOP or, with respect to Mr. Gemunder, allocated to his account as of December 31, 2005, under the Omnicare Employees Savings and Investment Plan), (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to direct voting or investment of securities. "Direct" refers to securities in categories (a) and (b) and "Trustee" to securities in category (c). Where securities would fall into both "Direct" and "Trustee" classifications, they are included under "Trustee" only. "Option" refers to shares which the named person or group has a right to acquire within 60 days from December 31, 2005. For purposes of determining the Percent of Class, all shares subject to stock options which were exercisable within 60 days from December 31, 2005, were assumed to have been issued.

(2)   Percent of Class under 1.0 percent is not shown.

(3) Messrs. T. Hutton and McNamara and Ms. Laney are trustees of the Chemed Foundation which holds 121,476 shares of Capital Stock over which the trustees share both voting and investment power. This number is included in the total number of "Trustee" shares held by the Directors and Executive Officers as a Group but is not reflected in the respective holdings of the individual trustees.

(4) Shares over which more than one individual holds beneficial ownership have been counted only once in calculating the aggregate number of shares owned by Directors and Executive Officers as a Group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder, the Company's executive officers and directors and persons who own more than 10 percent of Capital Stock are required to file reports with respect to their ownership and changes in ownership of Capital Stock with the Securities and Exchange Commission ("SEC"). In addition, such persons are required to forward copies of such reports to the Company. Based on a review of the copies of such reports furnished to the Company and on the written representation of such non-reporting persons that, with respect to 2005, no reports on Form 5 were required to be filed with the SEC, the Company believes that, during the period January 1, 2005 through December 31, 2005, the Company's executive officers and directors and greater-than-10-percent stockholders have complied with all Section 16(a) reporting requirements.

                        PROPOSAL TO APPROVE AND ADOPT THE
                            2006 STOCK INCENTIVE PLAN

      In view of the few remaining shares available for the grant of additional stock awards or stock options under the previously adopted stock incentive plans, the Board of Directors has approved, subject to stockholder approval, the adoption of the 2006 Stock Incentive Plan (the "Stock Incentive Plan") pursuant to which 3,000,000 shares of Capital Stock may be issued or transferred to key employees as stock incentives. The full text of the proposed Stock Incentive Plan is set forth as Exhibit A to this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.

                            THE STOCK INCENTIVE PLAN

      The Stock Incentive Plan will become effective as of the date it is adopted by the stockholders of the Company, i.e., May 15, 2006. If it is not adopted by the stockholders, the Stock Incentive Plan will be of no force and effect. If it is adopted, no stock options may be granted under the Stock Incentive Plan after May 15, 2016. The Board of Directors may terminate the Stock Incentive Plan at any earlier time, but outstanding options will continue to be exercisable until they expire in accordance with their terms. The market value of the Capital Stock as of March 31, 2006 was $_____ per share.

      The Stock Incentive Plan authorizes the issuance or transfer of a maximum of 3,000,000 shares of Capital Stock pursuant to stock incentives granted to key employees of the Company and its subsidiaries under the Stock Incentive Plan. For purposes of the Stock Incentive Plan, a "subsidiary" is a corporation or other form of business association of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company and "key employees" are employees of the Company or a subsidiary, including officers and directors thereof, who, in the opinion of the Compensation/Incentive Committee (as defined below), are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company or a subsidiary.

      Stock incentives granted under the Stock Incentive Plan may be in the form of options to purchase Capital Stock ("stock options") or in the form of awards of Capital Stock in payment of incentive compensation ("stock awards"), or a combination of stock awards and stock options. However, no more than 900,000 shares of Capital Stock may be issued or transferred pursuant to stock incentives granted under this Plan in the form of stock awards.

      The Stock Incentive Plan shall be administered by a Committee (the "Compensation/Incentive Committee") consisting of no fewer than three persons designated by, and serving at the pleasure of, the Board of Directors of the Company.

      The Compensation/Incentive Committee designates the key employees of the Company and its subsidiaries who might participate in the Stock Incentive Plan and the form and terms of the number of shares covered by each stock incentive granted thereunder. In making such designation, the Committee may consider an employee's present or potential contribution to the success of the Company or any subsidiary and other factors which it may deem relevant.

      Under the Stock Incentive Plan, a stock incentive in the form of a stock award will consist of shares of Capital Stock issued as incentive compensation earned or to be earned by the employee. Shares subject to a stock award may be issued when the award is granted or at a later date, with or without dividend equivalent rights. A stock award shall be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Compensation/Incentive Committee shall designate.

      Under the Stock Incentive Plan, a stock incentive in the form of a stock option will provide for the purchase of shares of Capital Stock in the future at an option price per share which will not be less than 100 percent of the fair market value of the shares covered thereby on the date the stock option is granted. Each option shall be exercisable in full or in part six months after the date the option is granted, or may become exercisable in one or more installments and at such time or times, as the Compensation/Incentive Committee shall determine, or upon various circumstances which may result in a change of control. Unless otherwise provided in the option, an option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option. Any term or provision in any outstanding option specifying when the option may be exercisable or that it be exercisable in installments may be modified at any time during the life of the option by the Compensation/Incentive Committee, provided, however, no such modification of an outstanding option shall, without the consent of the optionee, adversely affect any option theretofore granted to him.

      Upon the exercise of an option, the purchase price shall be paid in cash or, if so provided in the option, in shares of Capital Stock or in a combination of cash and such shares. The Company may cancel all or a portion of an option subject to exercise and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares. Options shall be granted for such lawful consideration as the Compensation/Incentive Committee shall determine.

      All stock options granted under the Stock Incentive Plan will expire within ten years from the date of grant. No more than 200,000 options may be granted to an individual employee in any calendar year. A stock option is not transferable or assignable by an optionee other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto, and each option is exercisable, during his lifetime, only by him or a permitted transferee or assignee. Unexercised options terminate upon termination of employment, except that if termination arises from a resignation with the consent of the Compensation/Incentive Committee, the options terminate three months after such termination of employment, and except further that if an optionee ceases to be an employee by reason of his death while employed, retirement or incapacity, or if he should die within three months following his resignation with the consent of the Compensation/Incentive Committee, the options terminate fifteen months after an optionee's termination of employment but may be exercised only to the extent that they could have been exercised by the optionee, had he lived, three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes, if approved by the Compensation/Incentive Committee, does not constitute a termination of employment, but no options are exercisable during any such leave of absence.

      Exercise of a stock option will be conditioned on an optionee's payment in full of the purchase price for the shares, in cash or by the transfer to the Company of shares of Capital Stock at fair market value on the date of transfer. An optionee shall not be considered a holder of the shares subject to a stock option until actual delivery of a certificate representing such shares is made by the Company.

      None of the stock options granted under the Stock Incentive Plan will be "restricted," "qualified" or "incentive" stock options or options granted pursuant to an "employee stock purchase plan" as the quoted terms are defined in Sections 422 through 424 of the Internal Revenue Code of 1986, as amended.

      With respect to stock awards in shares of Capital Stock that are either transferable or not subject to a substantial risk of forfeiture, the employee must recognize ordinary income equal to the cash or the fair market value of the shares of Capital Stock and the Company will be entitled to a deduction for the same amount. With respect to stock awards that are settled in shares of Capital Stock that are restricted as to transferability and subject to substantial risk of forfeiture, the employee must recognize ordinary income equal to the fair market value of the shares of Capital Stock at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, and the Company will be entitled to a deduction for the same amount.

      An optionee realizes no taxable income by reason of the grant of a nonstatutory option. Subject to insider trading restrictions, upon exercise of the option an optionee realizes compensation taxable as ordinary income in the amount of the excess of the fair market value of the shares of Capital Stock over the option price on the date of exercise. Upon the sale of shares of Capital Stock acquired pursuant to the exercise of an option, an optionee realizes either a capital gain or a capital loss based upon the difference between his selling price and the fair market value of such shares on the date of exercise. Such capital gain or loss, as the case may be, will be either short-term or long-term depending on the period elapsed between the date of exercise and the date of sale. In those instances where the employee receives compensation taxable as ordinary income, the Company or a subsidiary (except for certain foreign subsidiaries) will generally be entitled to a Federal income tax deduction in the amount of such compensation. An employee will not recognize a gain on previously owned shares of Capital Stock if he exercises an option and transfers such shares to the Company in payment of the option price. Taxes payable by an optionee or awardee on exercise of an option or removal of restrictions on an award may be paid in cash, by surrender of shares, or by withholding of shares of Capital Stock as the Compensation/Incentive Committee shall determine.

      The Board of Directors, upon the recommendation of the Compensation/Incentive Committee, may amend the Stock Incentive Plan subject, in the case of specified amendments, to stockholder approval. The Stock Incentive Plan may be discontinued at any time by the Board of Directors. No amendment or discontinuance of the Stock Incentive Plan shall, without the consent of the employee, adversely affect any stock incentive held by him under the Stock Incentive Plan.

      No determination has been made with respect to any prospective grant of a stock incentive under the Stock Incentive Plan for any of the Company's executive officers or directors. It is, therefore, not possible at the present time to indicate specifically the names of the executive officers or directors to whom stock incentives may be granted or to whom stock incentives would have been granted had this Plan been in effect during 2005 or the number of shares to be subject to stock incentives or any other information concerning the operation of the Stock Incentive Plan as it may affect these specific individuals. The proceeds of sale of shares of Capital Stock under the Stock Incentive Plan will be used by the Company for general corporate purposes.

      As of December 31, 2005, the number of stock options outstanding under the Company's equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance were as follows:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                          Number of securities
                                                                                          remaining available for
                               Number of Securities to be                                 future rights issuance
                               issued upon exercise of     Weighted-average exercise      under equity compensation
                               outstanding warrants and    price of outstanding options,  plans [excluding securities
                               rights                      warrants and rights            reflected  in column a]
Plan Category                           (a)                           (b)                            (c)
-----------------------------  --------------------------  -----------------------------  ---------------------------
Equity Compensation plans
approved by stockholders                 1,671,462                   $23.70                         137,035
Equity Compensation plans not
approved by stockholders (1)                70,371                    20.61                           1,588
                                         ---------                   ------                         -------
TOTAL                                    1,741,833                    23.57                         138,623
                                         ---------                   ------                         -------

-----------
(1) In May 1999 the Board of Directors adopted the 1999 Long-Term Employee Incentive Plan without stockholder approval. This plan permits the Company to grant up to 500,000 shares of non-qualified options and stock awards to a broad base of salaried and hourly employees (excluding officers and directors) of the Company. Except for the exclusion of officers and directors, this plan has the same general terms and provisions of the proposed 2006 Stock Incentive Plan. In addition, pursuant, to this plan no individual may be granted more than 50,000 stock options in a calendar year, the aggregate number of the shares of Capital Stock which may be issued pursuant to stock incentives in the form of Stock Awards shall not be more than 270,000, and no stock incentives shall be granted under the plan after May 17, 2009.

      In order to effect the approval and adoption of the Stock Incentive Plan, the following resolution will be presented to the Annual Meeting:

            "RESOLVED, THAT THE 2006 STOCK INCENTIVE PLAN SET FORTH AS EXHIBIT A TO THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF THE ANNUAL MEETING OF THE STOCKHOLDERS OF CHEMED CORPORATION TO BE HELD MAY 15, 2006, BE AND THE SAME HEREBY IS APPROVED AND ADOPTED."

      The affirmative vote of the majority of the shares represented at the meeting and entitled to vote will be necessary for the adoption of the foregoing resolution, with abstentions having the effect of negative votes and broker non-votes having no effect because they are not considered entitled to vote on this matter. The approval and adoption of the Stock Incentive Plan is not a matter which is required to be submitted to a vote of the stockholders of the Company. The reason for submitting such proposal to a vote of the stockholders is to meet a condition of Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides for the deduction of certain executive compensation in excess of $1,000,000, and to meet the requirements of the New York Stock Exchange. The Stock Incentive Plan will become effective upon adoption by the stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE STOCK INCENTIVE PLAN.

                         PROPOSAL TO AMEND THE COMPANY'S
                    CERTIFICATE OF INCORPORATION, AS AMENDED,
                      TO INCREASE THE AUTHORIZED SHARES OF
                                  CAPITAL STOCK

      The Board of Directors proposes that stockholders approve an amendment to the Company's Certificate of Incorporation, as amended ("Certificate"), to increase the Company's authorized shares of Capital Stock. The amendment would increase the authorized shares of Capital Stock from 40,000,000 shares to 80,000,000 shares.

      On March 31, 2005, the Board of Directors of the Company approved a 2-for-1 stock split in the form of a 100% stock dividend to stockholders of record at the close of business on April 22, 2005. This stock split was paid May 11, 2005. As of December 31, 2005, 25,979,600 shares of the Company's Capital Stock were issued and outstanding. In addition, 1,880,456 shares of Capital Stock were reserved for employee stock incentive plans. Therefore, as of December 31, 2005, the Company Stock had approximately 12,139,944 shares of unissued and unreserved Capital Stock available for further issuance.

      The Board of Directors believes that the number of authorized shares of Capital Stock available for issuance is not sufficient to enable the Company to respond to potential business opportunities and to pursue objectives designed to enhance stockholder value. The additional authorized shares of Capital Stock will provide the Company with greater flexibility to use the Company's Capital Stock, without further stockholder approval except to the extent such approval may be required by law or by applicable New York Stock Exchange listing standards, for various purposes including, without limitation, raising equity capital in order to reduce the Company's level of debt or for other general corporate purposes, making future acquisitions, entering into strategic relationships, providing equity incentives to employees, officers, or directors and effecting stock dividends (including stock splits in the form of stock dividends). The Company does not currently have any specific agreements or plans that would involve the issuance of the proposed additional authorized shares of Capital Stock.

      The additional shares of Capital Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control of management. For example, without further stockholder approval, the Board of Directors could adopt a "poison pill" that would under certain circumstances related to an acquisition of the Company shares of Capital Stock not approved by the Board, give certain holders the right to acquire additional shares of the Company's Capital Stock at a low price, or the Board could strategically sell shares of Capital Stock in a private transaction to purchasers who oppose a takeover or favor the current Board.

      Although the proposal to increase the authorized shares of Capital Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board aware of any such attempt), stockholders should be aware that the approval of this proposal could facilitate future efforts by the Board to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium over the current market prices.

      In order to amend the Company's Certificate of Incorporation, as amended, the following resolution will be presented at the Annual Meeting:

            RESOLVED, THAT THE CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE CORPORATION BE FURTHER AMENDED BY STRIKING ARTICLE IV THEREOF IN ITS ENTIRETY AND SUBSTITUTING IN LIEU THEREOF THE FOLLOWING NEW ARTICLE
            IV:

            "ARTICLE IV. THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS EIGHTY MILLION (80,000,000), OF WHICH EIGHTY MILLION (80,000,000) SHARES SHALL BE CAPITAL STOCK WITH A PAR VALUE OF ONE DOLLAR ($1.00) PER SHARE AMOUNTING IN THE AGGREGATE TO EIGHTY MILLION DOLLARS ($80,000,000).

      The affirmative vote of the holders of a majority of the Company's shares outstanding on the record date will be necessary for the adoption of the foregoing resolution. Abstentions and broker nonvotes will have the effect of votes against the resolution.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE IN AUTHORIZED SHARES OF CAPITAL STOCK.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2006. This firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1970. Although the submission of this matter to the stockholders is not required by law or by the By-Laws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting.

The affirmative vote of the majority of the shares represented at the meeting, with abstentions having the effect of negative votes, will be necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2006. If the selection is not ratified at the meeting, the Audit Committee will reconsider its selection of independent accountants.

                             AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in monitoring:

-     The integrity of the Company's financial statements.

-     Compliance by the Company with legal and regulatory requirements.

- The independence and performance of the Company's internal and external auditors.

      During 2000, the Audit Committee developed a charter for the Committee, which was approved by the full Board of Directors on May 15, 2000. The charter was amended on March 11, 2005. A copy of the charter is available on the Company's Web site, www.chemed.com.

      The Company's management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements and management's report on internal control over financial reporting with the Company's management.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

4.    Based on the review and discussion referred to in paragraphs (1) through
      (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

      Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

      The undersigned members of the Audit Committee have submitted this Report.

         Donald E. Saunders, Chairman
         Charles H. Erhart, Jr.
         Patrick P. Grace
         Walter L. Krebs

                      FEES PAID TO INDEPENDENT ACCOUNTANTS

AUDIT FEES

      PricewaterhouseCoopers LLP billed the company $1,989,000 in 2004 and $1,485,000 in 2005. These fees were for professional services rendered for the integrated audit of the Company's annual financial statements and of its internal control over financial reporting, review of the financial statements included in the Company's Forms 10-Q and review of documents filed with the SEC.

AUDIT-RELATED FEES

      PricewaterhouseCoopers LLP billed the company $1,446,000 and $189,000 in 2004 and 2005, respectively for audit-related services. In 2004, $1,115,000 of these fees related to audits of significant subsidiaries of the Company for years 2001, 2002, and 2003 financial statements for the purpose of registering the Company's floating rate notes, $205,000 for review of the Private Placement Memorandum related to the acquisition of VITAS, $59,000 for consultation concerning financial accounting and reporting standards and the remaining $67,000 was related primarily to the audit of the Company's employee benefit plans. In 2005, $75,000 was related to the audit of the employee benefit plans and $114,000 was related to audits of Vitas' Florida subsidiaries.

TAX FEES

      No such services were rendered during 2004 or 2005.

ALL OTHER FEES

      PricewaterhouseCoopers LLP billed the Company $2,300 and $2,400, respectively, in aggregate fees for services rendered other than the services described above, for the years 2004 and 2005.

      The Audit Committee has adopted a policy which requires the Committee's pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The Audit Committee pre-approved all of the audit and non-audit services rendered by PricewaterhouseCoopers LLP as listed above.

                              STOCKHOLDER PROPOSALS

      Any proposals by stockholders intended to be included in the proxy materials for presentation at the 2007 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 11, 2006. Any proposals by stockholders intended to be presented at the 2006 Annual Meeting of Stockholders outside of the Company's proxy solicitation process shall be considered untimely if notice of such a proposal was not given to the Secretary of the Company by February 16, 2006. In the case of timely notice, persons named in the proxies solicited by the Company for that meeting (or their substitutes) will be allowed to use their discretionary voting authority when the proposal is raised at the meeting without any discussion of the proposal in the Company's proxy statement for that meeting.

                              ADDITIONAL COPIES OF
                       ANNUAL REPORT AND PROXY STATEMENT

      If you are a stockholder of record and share an address with another stockholder and have received only one annual report or proxy statement, you may write or call the Company to request a separate copy of these materials at no cost to you. You may write to the Company at 2600 Chemed Center, Cincinnati, Ohio 45202-4726, Attn: Investor Relations, or call 1-800-2CHEMED or 1-800-224-3633.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the management has not been notified of any stockholder proposals intended to be raised at the 2006 Annual Meeting outside of the Company's proxy solicitation process nor does management know of any other matters which will be presented for consideration at the Annual Meeting. However, if any other stockholder proposals or other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

      The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons or institutions for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or email from some stockholders if such proxies are not promptly received. The Company has also retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of such proxies at a cost which is not expected to exceed $9,500 plus reasonable expenses. This Proxy Statement and the accompanying Notice of Meeting are sent by order of the Board of Directors.

                                           Naomi C. Dallob
                                           Secretary

April 11, 2006

                                    EXHIBIT A

================================================================================

                               CHEMED CORPORATION
                            2006 STOCK INCENTIVE PLAN

================================================================================

                               CHEMED CORPORATION
                            2006 STOCK INCENTIVE PLAN

   1. PURPOSES: The purposes of this plan are (a) to secure for the Corporation the benefits of incentives inherent in ownership of Capital Stock by Key Employees, (b) to encourage Key Employees to increase their interest in the future growth and prosperity of the Corporation and to stimulate and sustain constructive and imaginative thinking by Key Employees, (c) to further the identification of interest of those who hold positions of major responsibility in the Corporation and its Subsidiaries with the interests of the Corporation's stockholders, (d) to induce the employment or continued employment of Key Employees and (e) to enable the Corporation to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent executives.

   2. DEFINITIONS: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section 2.

      BOARD OF DIRECTORS: The Board of Directors of the Corporation.

      CAPITAL STOCK: The Capital Stock of the Corporation, par value $1.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

      CORPORATION: Chemed Corporation, a Delaware corporation.

      FAIR MARKET VALUE: As applied to any date, the mean between the high and low sales prices of a share of Capital Stock on the principal stock exchange on which the Corporation is listed, or, if it is not so listed, the mean between the bid and the ask prices of a share of Capital Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System on such date or, if no such sales or prices were made or quoted on such date, on the next preceding date on which there were sales or quotes of Capital Stock on such exchange or market, as the case may be; provided, however, that, if the Capital Stock is not so listed or quoted, Fair Market Value shall be determined in accordance with the method approved by the Compensation/Incentive Committee, and, provided further, if any of the foregoing methods of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his delegate at the time applicable to a Stock Incentive of the type involved, Fair Market Value in the case of such Stock Incentive shall be determined in accordance with such regulations and shall mean the value as so determined.

      COMPENSATION/INCENTIVE COMMITTEE: The Compensation/Incentive Committee designated to administer this Plan pursuant to the provisions of Section 10.

      INCENTIVE COMPENSATION: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or discretionary or required to be paid pursuant to an agreement, resolution or arrangement, and whether payable currently or on a deferred basis, in cash, Capital Stock or other property, awarded by the Corporation or a Subsidiary prior or subsequent to the date of the approval and adoption of this Plan by the stockholders of the Corporation.

      KEY EMPLOYEE: An employee of the Corporation or of a Subsidiary who in the opinion of the Compensation/Incentive Committee can contribute significantly to the growth and successful operations of the Corporation or a Subsidiary. The grant of a Stock Incentive to an employee by the Compensation/Incentive Committee shall be deemed a determination by the Compensation/Incentive Committee that such employee is a Key Employee. For the purposes of this Plan, a director or officer of the Corporation or of a Subsidiary shall be deemed an employee regardless of whether such director or officer is on the payroll of, or otherwise paid for services by, the Corporation or a Subsidiary.

      OPTION: An option to purchase shares of Capital Stock.

      PERFORMANCE UNIT: A unit representing a share of Capital Stock, subject to a Stock Award, the issuance, transfer or retention of which is contingent, in whole or in part, upon attainment of a specified performance objective or objectives, including, without limitation, objectives determined by reference to or changes in (a) the Fair Market Value, book value or earnings per share of Capital Stock, or (b) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Corporation (on a consolidated or unconsolidated basis) or of any one or more of its groups, divisions, Subsidiaries or departments, or (c) a combination of two or more of the foregoing factors.

      PLAN: The 2006 Stock Incentive Plan herein set forth as the same may from time to time be amended.

      STOCK AWARD: An issuance or transfer of shares of Capital Stock at the time the Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to Performance Units.

      STOCK INCENTIVE: A stock incentive granted under this Plan in one of the forms provided for in Section 3.

      SUBSIDIARY: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

   3. GRANTS OF STOCK INCENTIVES:

      (a) Subject to the provisions of this Plan, the Compensation/Incentive Committee may at any time, or from time to time, grant Stock Incentives under this Plan to, and only to, Key Employees.

      (b) Stock Incentives may be granted in the following forms:

            (i) a Stock Award, or

            (ii) an Option, or

            (iii) a combination of a Stock Award and an Option.

   4. STOCK SUBJECT TO THIS PLAN:

      (a) Subject to the provisions of paragraph (c) and (d) of this Section 4 and of Section 8, the aggregate number of shares of Capital Stock which may be issued or transferred pursuant to Stock Incentives granted under this Plan shall not exceed 3,000,000 shares; provided, however, that the maximum aggregate number of shares of Capital Stock which may be issued or transferred pursuant to Stock Incentives in the form of Stock Awards, shall not exceed 900,000 shares.

      (b) The maximum aggregate number of shares of Capital Stock which may be issued or transferred under the Plan to directors of the Corporation or of a Subsidiary shall not exceed 1,200,000 shares.

      (c) Authorized but unissued shares of Capital Stock and shares of Capital Stock held in the treasury, whether acquired by the Corporation specifically for use under this Plan or otherwise, may be used, as the Compensation/Incentive Committee may from time to time determine, for purposes of this Plan, provided, however, that any shares acquired or held by the Corporation for the purposes of this Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Corporation, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

      (d) If any shares of Capital Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Corporation or a Subsidiary because of an employee's failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Corporation or a Subsidiary shall no longer be charged against any of the limitations provided for in paragraphs (a) or (b) of this
   Section 4 and may again be made subject to Stock Incentives.

5. STOCK AWARDS: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

      (a) A Stock Award shall be granted only in payment of Incentive Compensation that has been earned or as Incentive Compensation to be earned, including, without limitation, Incentive Compensation awarded concurrently with or prior to the grant of the Stock Award.

      (b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Capital Stock subject to such Stock Award shall be valued at not less than 100 percent of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Key Employee and whether such shares are subject to restrictions which affect their value.

      (c) Shares of Capital Stock subject to a Stock Award may be issued or transferred to the Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Compensation/Incentive Committee shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Compensation/Incentive Committee may provide for payment to such Key Employee, either in cash or in shares of Capital Stock from time to time or at the time or times such shares shall be issued or transferred to such Key Employee, of amounts not exceeding the dividends which would have been payable to such Key Employee in respect of such shares (as adjusted under Section 8) if they had been issued or transferred to such Key Employee at the time such Stock Award was granted. Any amount payable in shares of Capital Stock under the terms of a Stock Award may, at the discretion of the Corporation, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

      (d) A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Compensation/Incentive Committee may determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Compensation/Incentive Committee shall determine, provided the Stock Award is consistent with this Plan and incorporates it by reference.

6. OPTIONS: Stock Incentives in the form of Options shall be subject to the following provisions:

      (a) The maximum aggregate number of Stock Incentives in the form of Options which may be granted to an individual employee of the Corporation or a Subsidiary in any calendar year shall not exceed 200,000 Options.

      (b) Upon the exercise of an Option, the purchase price shall be paid in cash or, if so provided in the Option or in a resolution adopted by the Compensation/Incentive Committee (and subject to such terms and conditions as are specified in the Option or by the Compensation/Incentive Committee), in shares of Capital Stock or in a combination of cash and such shares. Shares of Capital Stock thus delivered shall be valued at their Fair Market Value on the date of exercise. Subject to the provisions of Section 8, the purchase price per share shall be not less than 100 percent of the Fair Market Value of a share of Capital Stock on the date the Option is granted.

      (c) Each Option shall be exercisable, in full or in part, six months after the date the Option is granted, or may become exercisable in one or more installments and at such time or times, as the Compensation/Incentive Committee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time, in whole or in part, until the expiration or termination of the Option. Any term or provision in any outstanding Option specifying when the Option is exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Compensation/Incentive Committee, provided, however, no such modification of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to him. An Option will become immediately exercisable in full if at any time during the term of the Option the Corporation obtains actual knowledge that any of the following events has occurred, irrespective of the applicability of any limitation on the number of shares then exercisable under the Option: (1) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 30 percent or more of the combined voting power of the Corporation's then outstanding voting securities; (2) the expiration of a tender offer or exchange offer, other than an offer by the Corporation, pursuant to which 20 percent or more of the shares of the Corporation's Capital Stock have been purchased; (3) the stockholders of the Corporation have approved (i) an agreement to merge or consolidate with or into another corporation and the Corporation is not the surviving corporation or (ii) an agreement to sell or otherwise dispose of all or substantially all of the assets of the Corporation (including a plan of liquidation); or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

      (d) Each Option shall be exercisable during the life of the optionee only by him or a transferee or assignee permitted by paragraph (g) of this Section 6 and, after his death, only by his estate or by a person who acquired the right to exercise the Option pursuant to one of the provisions of paragraph
   (g) of this Section 6. An Option, to the extent that it shall not have been exercised, shall terminate when the optionee ceases to be an employee of the Corporation or a Subsidiary, unless he ceases to be an employee because of his resignation with the consent of the Compensation/Incentive Committee (which consent may be given before or after resignation), or by reason of his death, incapacity or retirement under a retirement plan of the Corporation or a Subsidiary. Except as provided in the next sentence, if the optionee ceases to be an employee by reason of such resignation, the Option shall terminate three months after he ceases to be an employee. If the optionee ceases to be an employee by reason of such death, incapacity or retirement, or if he should die during the three-month period referred to in the preceding sentence, the Option shall terminate fifteen months after he ceases to be an employee. Where an Option is exercised more than three months after the optionee ceased to be an employee, the Option may be exercised only to the extent it could have been exercised three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Compensation/Incentive Committee, be deemed a termination of employment within the meaning of this paragraph (d); provided, however, that an Option may not be exercised during any such leave of absence. Notwithstanding the foregoing provisions of this paragraph (d) or any other provision of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years. Where an Option is granted for a term of less than ten years, the Compensation/Incentive Committee, may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years from the date the Option was granted.

      (e) Options shall be granted for such lawful consideration as the Compensation/Incentive Committee shall determine.

      (f) Neither the Corporation nor any Subsidiary may directly or indirectly lend any money to any person for the purpose of assisting him to purchase or carry shares of Capital Stock issued or transferred upon the exercise of an Option.

      (g) No Option nor any right thereunder may be assigned or transferred by the optionee except:

            (i) by will or the laws of descent and distribution;

            (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or by the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder;

            (iii) by an optionee who, at the time of the transfer, is not subject to the provisions of Section 16 of the 1934 Act, provided such transfer is to, or for the benefit of (including but not limited to trusts for the benefit of), the optionee's spouse or lineal descendants of the optionee's parents; or

            (iv) by an optionee who, at the time of the transfer, is subject to the provisions of Section 16 of the 1934 Act, to the extent, if any, such transfer would be permitted under Securities and Exchange Commission Rule 16b-3 or any successor rule thereto, as such rule or any successor rule thereto may be in effect at the time of the transfer.

      If so provided in the Option or if so authorized by the Compensation/Incentive Committee and subject to such terms and conditions as are specified in the Option or by the Compensation/Incentive Committee, the Corporation may, upon or without the request of the holder of the Option and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so canceled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Capital Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

      (h) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Compensation/Incentive Committee may determine, provided the Option is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option, if so granted by the Compensation/Incentive Committee, may include restrictions and limitations in addition to those provided for in this Plan.

      (i) Any federal, state or local withholding taxes payable by an optionee or awardee upon the exercise of an Option or upon the removal of restrictions of a Stock Award shall be paid in cash or in such other form as the Compensation/Incentive Committee may authorize from time to time, including the surrender of shares of Capital Stock or the withholding of shares of Capital Stock to be issued to the optionee or awardee. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date such are surrendered to the Corporation or authorized to be withheld.

   7. COMBINATIONS OF STOCK AWARDS AND OPTIONS: Stock Incentives authorized by paragraph (b) (iii) of Section 3 in the form of combinations of Stock Awards and Options shall be subject to the following provisions:

      (a) A Stock Incentive may be a combination of any form of Stock Award with any form of Option; provided, however, that the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with Section 5 and the terms and conditions of such Stock Incentive pertaining to an Option are consistent with Section 6.

      (b) Such combination Stock Incentive shall be subject to such other terms and conditions as the Compensation/Incentive Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Stock Incentive shall be evidenced by a written instrument in such form as the Compensation/Incentive Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.

   8. ADJUSTMENT PROVISIONS: In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Capital Stock shall be effected, or the outstanding shares of Capital Stock are, in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Corporation or for shares of the stock or other securities of any other corporation, or a record date for determination of holders of Capital Stock entitled to receive a dividend payable in Capital Stock shall occur (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options, and (d) the price to be paid per share or other security by the Corporation or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Corporation or a Subsidiary to reacquire such shares or other securities, shall in each case be equitably adjusted.

   9. TERM: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the stockholders of the Corporation. No Stock Incentives shall be granted under this Plan after May 15, 2016.

   10. ADMINISTRATION:

            (a) The Plan shall be administered by the Compensation/Incentive Committee, which shall consist of no fewer than three persons designated by the Board of Directors. Grants of Stock Incentive may be granted by the Compensation/Incentive Committee either in or without consultation with employees, but, anything in this plan to the contrary notwithstanding, the Compensation/Incentive Committee shall have full authority to act in the matter of selection of all Key Employees and in determining the number of Stock Incentives to be granted to them.

            (b) The Compensation/Incentive Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The

                  Compensation/Incentive Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its Subsidiaries, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns upon all other persons claiming under or through any of them.

            (c) Members of the Board of Directors and members of the Compensation/Incentive Committee acting under this Plan shall be fully protected in relying on good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

            (d) Any awards under the Plan made to members of the Committee shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

   11. GENERAL PROVISIONS:

            (a) Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation or a Subsidiary, or shall affect the right of the Corporation or of a Subsidiary to terminate the employment of any employee with or without cause.

            (b) No shares of Capital Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Corporation, have been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances, satisfactory to counsel to the Corporation, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

            (c) No employee (individually or as a member of a group), and no beneficiary or other persons claiming under or through him, shall have any right, title or interest in or to any shares of Capital Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to such shares of Capital Stock, if any, as shall have been issued or transferred to him.

            (d) The Corporation or a Subsidiary may, with the approval of the Compensation/Incentive Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Company takes action to implement such agreement or commitment.

            (e) In the case of a grant of a Stock Incentive to an employee of a Subsidiary, such grant may, if the Compensation/Incentive Committee so directs, be implemented by the Corporation issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Compensation/Incentive Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Compensation/Incentive Committee pursuant to the provisions of this Plan. Notwithstanding any other provisions hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Compensation/Incentive Committee, on the date it is delivered by the Subsidiary or on such other date between said two dates, as the Compensation/Incentive Committee shall specify.

            (f) The Corporation or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

            (g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other Plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

   12. AMENDMENTS AND DISCONTINUANCE:

            (a) This Plan may be amended by the Board of Directors upon the recommendation of the Compensation/Incentive Committee, provided that, without the approval of the stockholders of the Corporation, no amendment shall be made which (i) increases the aggregate number of shares of Capital Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of Section 4, (ii) increases the maximum aggregate number of shares of Capital Stock that may be issued or transferred under the Plan to directors of the Corporation or of a Subsidiary as provided in paragraph (b) of Section 4,
                  (iii) increases the maximum aggregate number of Stock Incentives, in the form of Options, which may be granted to an individual employee as provided in paragraph (a) of Section 6,
                  (iv) withdraws the administration of this Plan from the Compensation/Incentive Committee, (v) permits any person who is not at the time a Key Employee of the Corporation or of a Subsidiary to be granted a Stock Incentive, (vi) permits any option to be exercised more than ten years after the date it is granted, (vii) amends Section 9 to extend the date set forth therein or (viii) amends this Section 12.

            (b) Notwithstanding paragraph (a) of this Section 12, the Board of Directors may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Should the provisions of Rule 16b-3, or any successor rule, under the Securities Exchange Act of 1934 be amended, the Board of Directors may amend the Plan in accordance therewith.

            (c) The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

            (d) No amendment or discontinuance of this Plan by the Board of Directors or the Stockholders of the Corporation shall, without the consent of the employee, adversely affect any Stock Incentive theretofore granted to him.

                                     CHEMED
                               CHEMED CORPORATION



                             - Please detach here -
--------------------------------------------------------------------------------

                               CHEMED CORPORATION
                             STOCKHOLDER'S PROXY AND
           CONFIDENTIAL SAVINGS AND RETIREMENT VOTING INSTRUCTION CARD
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 2006

The undersigned hereby appoints E. L. Hutton, K. J. McNamara and N. C. Dallob as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of capital stock of Chemed Corporation held of record by the undersigned on March 31, 2006, at the Annual Meeting of Stockholders to be held on May 15, 2006, or at any adjournment thereof.

This proxy also provides confidential voting instructions for shares of Chemed Corporation Capital Stock held by Merrill Lynch Trust Company, Trustee of Chemed/Roto-Rooter Savings and Retirement Plan (Plan), for the benefit of the undersigned and directs such Trustee to vote as designated on the reverse side of this card. The Trustee will vote all non-vested shares in the same proportion the vested shares have been voted. Additionally, any vested shares for which no voting instructions have been received will be voted in the same proportion as total voted vested shares.

This proxy/confidential Plan voting instruction card is solicited jointly by the Board of Directors of Chemed Corporation and the Trustees of the Plan, pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Company's proxy tabulator, Wells Fargo Bank, N. A., will report separately to the Company and to each Trustee as to proxies received and voting instructions provided. Individual Plan voting instructions will be kept confidential by the proxy tabulator and not provided to the Company.

              PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (continued and to be signed on reverse side)

                                                                       COMPANY #
                                                                       CONTROL #

THERE ARE THREE WAYS TO VOTE:

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965

      - Use any touch-tone telephone to vote 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Daylight Time, on Wednesday, May 10, 2006.

      - Have your proxy/confidential Plan voting instruction card and the last 4 digits of the U.S. Social Security Number (SSN) or Taxpayer Identifying Number (TIN) for this account. Follow the simple instructions the voice prompts provide you.

VOTE BY INTERNET - HTTP://WWW.EPROXY.COM/CHE/

      - Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Daylight Time, on Wednesday, May 10, 2006.

      - Have your proxy/confidential Plan voting instruction card and the last 4 digits of the U.S. Social Security Number (SSN) or Taxpayer Identifying Number (TIN) for this account. Follow the simple instructions to obtain your records and create an electronic ballot.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES AND/OR PLAN TRUSTEE TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY/CONFIDENTIAL PLAN VOTING INSTRUCTION CARD.

VOTE BY MAIL

Mark, sign and date your proxy/confidential Plan voting instruction card and return it in the postage-paid envelope provided or return it to Wells Fargo Bank, N. A., c/o Shareowner ServicesSM, P. O. Box 64873, St. Paul, MN 55164-0873.

NOTICE TO PLAN PARTICIPANTS: YOUR VOTING INSTRUCTIONS MUST BE RECEIVED BY WELLS FARGO BANK BY 11:59 P.M., EASTERN DAYLIGHT TIME, WEDNESDAY, MAY 10, 2006, IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED.

         IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD.
                             9 Please detach here 9
.................................................................................
                           (continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ACTIONS OR PROPOSALS:

1.Election of Directors (mark ONLY ONE box):

01 Edward L. Hutton        05 Joel F. Gemunder   09 Sandra E. Laney      13 Frank E. Wood [ ]  FOR all          [ ]  WITHHOLD ALL
02 Kevin J. McNamara       06 Patrick P. Grace   10 Timothy S. O'Toole                         nominees              VOTING
03 Donald Breen, Jr.       07 Thomas C. Hutton   11 Donald E. Saunders                         listed unless         AUTHORITY for
04 Charles H. Erhart, Jr.  08 Walter L. Krebs    12 George J. Walsh III                        indicated below.      directors.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED AT THE RIGHT.

2.  To approve and adopt the Company's 2006 Stock Incentive Plan.                      [ ]   For  [ ]   Against  [ ]   Abstain

3.  To approve an amendment to the Company's Certificate of Incorporation,             [ ]   For  [ ]   Against  [ ]   Abstain
    as amended, increasing the number of authorized shares of Capital Stock from 40,000,000 to 80,000,000 shares.

4.  To ratify the selection of independent accountants by the Audit Committee
    of the Board of Directors.                                                         [ ]   For  [ ]   Against  [ ]   Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY/CONFIDENTIAL PLAN VOTING INSTRUCTION CARD WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

Address Change? Mark Box [ ] Indicate changes below:Dated
_____________________________, 2006


                        --------------------------------------------------------


                        --------------------------------------------------------
                        Signature(s) in Box

                        NOTE: Please sign as name appears. Joint owners should each sign. When signed on behalf of a corporation, partnership, estate, trust or other stockholder, state how you are authorized to sign.